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                                                                    EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is made and entered into as of this 18th day of February, 2004, by and among Mutual Pharmaceutical Company, Inc., a Pennsylvania corporation, having its principal offices located at 1100 Orthodox Street, Philadelphia, Pennsylvania 19124 (hereinafter referred to as the "Purchaser"), and Halsey Drug Co., Inc., a New York corporation having its principal offices located at 16235 State Road 17, Culver, Indiana 46511 (hereinafter referred to as the "Seller").

                                    RECITALS

      WHEREAS, Seller is engaged in the development of proprietary prescription pharmaceutical products and is the owner of certain abbreviated new drug applications ("ANDAs") set forth on Exhibit A attached hereto; and

      WHEREAS, Seller desires to convey, sell and assign certain Assets (as defined herein) to Purchaser upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, Purchaser desires to purchase the Assets and obtain the requisite regulatory marketing authorization to resume marketing of some or all of the products referenced in the Purchased ANDAs (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto agree as follows:

                                    SECTION 1

                              ACQUISITION OF ASSETS

      1.01 Assets to be Conveyed. On the terms and subject to the conditions contained herein, on the Closing Date (as that term is defined in Section 3.01 hereof) Seller shall convey, transfer, assign, sell and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all right, title and interest in and to those certain ANDAs set forth on Exhibit A attached hereto (the "Purchased ANDAs"), including, without limitation, all of the properties and rights of the Seller relating to the Purchased ANDAs as described in (a) and (b) below (hereinafter, collectively with the "Purchased ANDA Assets"):

            (a) all documentation, files, binders, technical data and information that is owned by and in the possession of Seller whether stored in hard copy or electronically, including, without limitation all specifications, formulae, stability data, manufacturing processes, master batch records,

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quality control data, analytical methods, and other information of any kind including annual reports, bioequivalence and bioavailability test results relating to the Purchased ANDAs and,

            (b) Any and all approvals, authorizations, licenses and consents of the U.S. Food and Drug Administration (the "FDA"), any governmental agency or entity, or any third party, relating to the Purchased ANDAs.

      1.02 Status of Purchased ANDAs. Notwithstanding anything to the contrary contained herein, Purchaser understands and acknowledges that the Purchased ANDAs have been withdrawn from the Orange book, or are discontinued or are otherwise not active ANDAs and will require manufacturing site transfer and/or other technical revisions or improvements in accordance with applicable regulations in order to regain marketing authorization from the FDA.

      1.03 Further Assurances. From time to time after the Closing, the parties shall execute and deliver such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, and other instruments and do all matters and things which may be necessary in order to convey to Purchaser title to the Purchased ANDA Assets and to carry out the purpose and intent of this Agreement.

                                    SECTION 2

                      CONSIDERATION TO BE PAID BY PURCHASER

      2.01 Purchase Price and Delivery of Assets. In full consideration of the sale of the Purchased ANDA Assets, Purchaser shall remit to Seller two million dollars (US$2,000,000) in immediately available funds by wire transfer to an account designated by Seller. Upon wire transfer of such amount, Seller shall assist Purchaser in packing and loading the Purchased ANDA Assets into Purchaser's vehicle for shipment to a location to be determined by the Purchaser.

                                    SECTION 3

                                  CLOSING DATE

      3.01 Closing Date; Bill of Sale. The closing of the sale and purchase of the Purchased ANDA Assets shall take place by facsimile or at the offices of St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 (the "Closing") on or before February 18, 2004 (the "Closing Date") or such other date mutually agreed to by Seller and Purchaser. On the Closing Date, Seller shall deliver to Purchaser a Bill of Sale conveying to Purchaser Seller's right, title and interest in and to the Purchased ANDA Assets in substantially the form of Exhibit 3.01 (attached hereto) together with such fully-executed correspondence from Seller to the FDA as may be required to (a) inform the FDA of the purchase and sale of the Purchased ANDAs, and (b) establish the Purchaser as the new regulatory agent for such Purchased ANDAs from and after the Closing Date. Seller's form letter to the FDA is attached as Exhibit B hereto.

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                                    SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as follows:

      4.01 Organization of Seller. (a) Seller is a corporation organized and validly existing and in good standing under the laws of the State of New York and Seller has the full power and authority to convey the Purchased ANDA Assets herein sold by Seller; (b) the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all necessary corporate action; and (c) this Agreement is a valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

      4.02 Execution of Documents. Neither the execution and delivery of this Agreement nor the performance by Seller of any of its obligations hereunder, nor the consummation of any of the transactions contemplated hereby will (a) violate or conflict with any agreement to which Seller is a party or by which Seller or any of its assets may be bound; (b) violate or conflict with any provision of the Seller's Certificate of Incorporation, By-Laws, or other organizational documents; or (c) be prevented, limited by or be in conflict with or result in a breach of or default under any material indenture, agreement or other instrument to which Seller is a party or by which Seller is bound.

      4.03 Third Party Rights. Seller has not sold, transferred, sublicensed, pledged, encumbered or granted any rights or interest in the Purchased ANDAs to any third party, and prior to the Closing, Seller shall not enter into any such agreement with any third party. Except as otherwise disclosed in Schedule 4.3 hereto, there are no oral or written agreements, commitments or understandings with third parties pertaining to the manufacture, production, packaging, labeling, marketing, distribution or sale of any of the products described in the Purchased ANDAs.

      4.04 Purchased ANDA Products. To the best of Seller's knowledge, there is no product available for purchase in the marketplace that was manufactured pursuant to the Purchased ANDAs and that is within the expiration date for such product.

      4.05 Limitation of Warranties. EXCEPT AS SET FORTH ABOVE, SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ANDAs OR THE PURCHASED ANDA ASSETS AND ALL SUCH PURCHASED ANDA ASSETS ARE PURCHASED "AS IS". ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY SELLER.

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                                    SECTION 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants to Seller as follows:

      5.01 Corporate Organization of the Purchaser. Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Pennsylvania. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

      5.02 Execution of Documents. Neither the execution and delivery of this Agreement nor the performance by Purchaser of any of its obligations hereunder, nor the consummation of any of the transactions contemplated hereby will (a) violate or conflict with any agreement to which Purchaser is a party or by which Purchaser or any of its property may be bound; (b) violate or conflict with any provision of Purchaser's Certificate of Incorporation or By-laws or other organizational documents; or (c) be prevented, limited by or be in conflict with or result in a breach of or default under any material indenture, agreement or other instrument to which Purchaser is a party or by which Purchaser or its property is bound.

                                    SECTION 6

                             COVENANTS OF PURCHASER

      6.01 Trademarks and Trade Dress. Purchaser shall not promote, sell or distribute any of the products (if any) developed pursuant to the Purchased ANDAs under trademarks, tradenames, service marks or names which are identical or confusingly similar to any trademarks, tradenames, service marks or names used by Seller in connection with the sale of any of its products; provided, however, that it is expressly acknowledged and understood that nothing in this
Section 6.01 shall be construed to require Purchaser to change the size, shape or color of the products described in the Purchased ANDAs prior to the marketing and sale of such products.

                                    SECTION 7

                                    INDEMNITY

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      7.01 Indemnification by Seller. Seller shall indemnify and hold Purchaser, its affiliates, directors, officers, employees, agents, attorneys and the successors and/or assigns of any of the foregoing (the "Purchaser Indemnitees") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' fees, professional fees and other expenses of litigation and/or arbitration) resulting from the marketing or sale of any products covered by any of the Purchased ANDAs by Seller, its affiliates or any designated third party prior to the Closing Date. Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall Seller's aggregate indemnity obligation to Purchaser Indemnitees under this Agreement exceed two million dollars (US$2,000,000).

      7.02 Indemnification by Purchaser. Purchaser shall indemnify and hold Seller, its subsidiaries, directors, officers, employees, agents, attorneys and the successors and/or assigns of any of the foregoing (the "Seller Indemnitees") harmless from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorney and professional fees and other expenses of litigation and/or arbitration) resulting from the manufacture and sale of any products developed pursuant to or otherwise covered by any of the Purchased ANDAs by Purchaser, its affiliates or any designated third party subsequent to the Closing Date.

      7.03 Indemnification Notice. A party (the "Indemnitee") that intends to claim indemnification under this Section 7 shall promptly notify the other party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its subsidiaries, directors, officers, employees or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity provided herein shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Section 7. At the Indemnitor's request, the Indemnitee under this Section 7, and its employees and agents, shall fully cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

      7.04 NOTWITHSTANDING ANYTHING TO CONTRARY CONTAINED HEREIN, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY CLAIMS FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR SAVINGS, ARISING FROM ANY BREACH OF WARRANTY OR THE PERFORMANCE OR BREACH OF ANY PROVISION OF THIS AGREEMENT OR THE USE OF ANY PURCHASED ANDA ASSET, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    SECTION 8

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              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      8.01 Survival of Representations, Warranties and Covenants. All the representations, warranties, covenants and agreements of Seller and Purchaser contained herein (including all Schedules and Exhibits hereto) including the indemnity obligations under Section 7 hereof shall survive without limitation.

                                    SECTION 9

                                    EXPENSES

      9.01 Fees and Expenses. Except as otherwise provided herein, Purchaser and Seller will each be solely responsible for their respective expenses, including, without limitation, fees and expenses of legal counsel, accountants, and other advisors incurred in connection with the consummation of the transactions contemplated hereby. No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby or thereby, and Purchaser and Seller hereby indemnify each other against, and agree that they will hold each other harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

                                   SECTION 10

                               DISPUTE RESOLUTION

      10.01 Arbitration. Should the parties to this Agreement fail to resolve any controversy or claim arising out of or relating to the interpretation or application of any term or provision set forth herein, or the alleged breach hereof, such controversy or claim shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgement upon any award rendered pursuant to the terms set forth herein may be entered in any court having jurisdiction over the party against whom the award is rendered. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding upon the parties and their subsidiaries. Any arbitration held pursuant to this Agreement shall be held in Newark, New Jersey or such other site as the parties may mutually agree. In no event shall the arbitrators in any arbitration proceeding relating to this Agreement be authorized to award punitive damages under any circumstances. All costs and expenses, including reasonable attorney's fees incurred in the enforcement of this Agreement shall be satisfied by the party incurring such expenses.

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                                   SECTION 11

                            MISCELLANEOUS PROVISIONS

      11.01 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in a writing executed by each of the parties.

      11.02 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered by hand on the date of such delivery or if mailed, certified or registered mail, return receipt requested, with postage prepaid, three days after the date of posting or, if sent via telecopier, upon receipt of reasonably adequate confirmation thereof:

                           (a) if to the Seller at:

                           Halsey Drug Co., Inc.
                           16235 State Road 17
                           Culver, Indiana  46511
                           Attention: Andrew D. Reddick
                                      President and Chief Executive Officer
                           Telephone No.: (610) 304-6106
                           Facsimile No.: (610) 280-3221

            Copy to:       St. John & Wayne, L.L.C.
                           Two Penn Plaza East
                           Newark, New Jersey 07105
                           Attention: John P. Reilly, Esq.
                           Telephone No.: (973) 491-3600
                           Facsimile No.: (973) 491-3555

                  (b)      if to the Purchaser at:

                           Mutual Pharmaceutical Company, Inc.
                           1100 Orathodox Street
                           Philadelphia, Pennsylvania 19124
                           Attention: President
                           Telephone No.: (215) 288-6500
                           Facsimile No.: (215) 744-1929

            Copy to:       Quinn, Emanuel, Urquhart & Hedges, LLP
                           335 Madison Avenue
                           New York, New York  10017
                           Telephone No.: (212) 702-8107
                           Facsimile No.: (212) 702-8700

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      11.03 Headings. The headings of the sections of this Agreement are for convenience only and shall not constitute a part hereof.

      11.04 Public Announcements. Except to the extent disclosure may be required by applicable law or the rules or regulations of any stock exchange or over-the-counter market on which such party's stock is traded, neither party shall issue or make any public announcement or press release, or otherwise make any public statement, with respect to this Agreement without obtaining the other party's approval, which approval shall not be unreasonably withheld or delayed.

      11.05 Entire Agreement. This Agreement and other documents specifically referred to herein which form a part hereof or are marked for identification by each of the parties hereto, contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth herein.

      11.06 Force Majeure. No party shall be liable to the other party for delay or failure in the performance of the obligations on its part contained in this Agreement if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence. The affected party shall notify the other party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable.

      11.07 Assignment.

            A. Assignment to Affiliates. A party may assign any of its rights or obligations under this Agreement to any of its Affiliates, for so long as they remain Affiliates; provided, however, that such assignment shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement.

            B. Binding Nature of Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.

      11.08 No Waiver. The failure of either party to require performance by the other party of any of the other party's obligations hereunder shall in no manner affect the right of such party to enforce the same at a later time. No waiver by either party hereto of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof.

      11.09 Severability. If a court or other tribunal of competent jurisdiction should hold any term or provisions of this Agreement to be excessive, or invalid, void or unenforceable, the

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offending term or provision shall be deleted or revised to the extent necessary to be enforceable, and, if possible, replaced by a term or provision which, so far as practicable achieves the legitimate aims of the parties.

      11.10 Relationship between the Parties. Seller and Purchaser are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. No party shall have on accord of this Agreement any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

      11.11 Facsimile Execution. This document may be executed in facsimile counterpart each of which is hereby agreed to have the legal binding effect of an original signature. The parties hereto agree to forward original signatures by overnight mail upon execution.

      11.12 GOVERNING LAW. IT IS THE INTENTION OF THE PARTIES HERETO THAT THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WHENEVER POSSIBLE EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER, AS TO BE EFFECTIVE AND VALID UNDER NEW YORK LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER SUCH APPLICABLE LAW, SAID PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF THE PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF THE PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Asset Purchase Agreement as of the 18th day of February, 2004.

Attest:                               HALSEY DRUG CO., INC.

                                      By: /s/ Andrew D. Reddick
By:____________________________           --------------------------------
Name:                                     Andrew D. Reddick
Title:                                    President and Chief Executive Officer

Attest:                               MUTUAL PHARMACEUTICAL COMPANY, INC.

                                      By: /s/Richard H . Roberts
By:____________________________           --------------------------------
Name:                                     Richard H. Roberts, M.D., Ph.D.
Title:                                    President and Chief Executive Officer

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